Exhibit 23

Report of Independent Registered Public Accounting Firm

The Board of Directors

O’Charley’s Inc.:

We consent to the incorporation by reference in the registration statements No. 333-151107, No. 33-51316, No. 33-51258, No. 33-83172, No. 33-69934, No. 333-63495, No. 333-59484, No. 333-126221 and No. 333-129783 on Form S-8 of O'Charley's Inc. of our reports dated March 10, 2009, with respect to the consolidated balance sheets of O'Charley's Inc. and subsidiaries as of December 28, 2008 and December 30, 2007, and the related consolidated statements of operations, shareholders' equity and comprehensive income (loss) and cash flows for each of the fiscal years in the three-year period ended December 28, 2008 and the related financial statement schedule, and the internal control over financial reporting as of December 28, 2008, which reports appear in the December 28, 2008 annual report on Form 10-K of O'Charley's Inc.

Our report on the consolidated financial statements refers to the adoption of Financial Accounting Standards Board (FASB) Interpretation No. 48 (FIN No. 48), Accounting for Uncertainty in Income Taxes in 2007.

/s/ KPMG LLP

Nashville, Tennessee

March 10, 2009